SETTLEMENT AGREEMENT
                              ---------------------

     THIS SETTLEMENT AGREEMENT is made as of the _____day of May, 2002, by and between Stephen B. Wells ("Wells') and Twistee Treat Corporation, a Delaware corporation ("TTC").

                                    RECITALS
                                    --------

     This Agreement is entered into with reference to dispute involving the execution of Wells duties and responsibilities as an officer and director of TTC. All issues and controversies have now been resolved as a result of negotiations undertaken between the parties

                                    AGREEMENT
                                    ---------

     It is now the desire of the parties hereto to fully and finally settle and resolve any and all disputes and differences which now exist or may exist between or among them. Pursuant to this desire, and in consideration of the mutual promises, covenants and conditions contained herein, which the parties acknowledge to be sufficient, the parties agree as follows:

1) TTC shall pay to Wells the total sum of $25,000.00 which sum shall be paid immediately upon receipt by TTC of the resignation of Wells as set forth in paragraph 2, below and of this Agreement duly executed by Wells.

2) Wells hereby resigns as an officer and director of TTC effective immediately. Prior to his resignation as president, Wells hereby appoints James A. Tilton as Acting President to negotiate the terms of this Agreement and to execute it on behalf of TTC.

3) Wells hereby cancels and terminates that certain Security Agreement dated December 29, 1998, by and between Wells and TTC, and hereby releases and waives any and all rights that may have been granted to him pursuant to the terms of said Security Agreement.

4) Except for the amount set forth in Paragraph 1, above, Wells hereby waives, releases and forever discharges TTC from any and all claims, liability, obligations or causes of action of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected (all of which are hereinafter referred to as "Released Matters"), which he heretofore ever had, owned or held, or which he shall or may hereafter have, own or hold based upon, related to or by reason of any matters arising out of or connected to his employment as an officer and director of TTC, including all claims for unpaid or accrued salary, wages, expenses, bonuses, retirement or health benefits, and any claim, obligation, liability or causes of action for any matter whatsoever occurring or existing at any time from the beginning of time to the date hereof.

5) Prior to his resignation as a director of TTC, Wells, for himself personally and as a director of TTC, hereby irrevocably consents to the rescission and cancellation of the 3,500,000 shares of Series A convertible preferred stock of TTC that was purportedly issued to Wells for the sum of $35,000.00. Wells hereby releases and waives any and all interest or rights that he may have in the 3,500,000 shares of Series A convertible preferred stock and hereby irrevocably appoints the Secretary of TTC as his attorney in fact to execute any and all documents on his behalf. and to issue any instructions on his behalf that may be necessary to cancel the issuance of the 3,500,000 shares of Series A convertible preferred stock.

6) This Agreement shall inure to the benefit and be binding upon the heirs, personal representatives, administrators, legal successors and assigns of the parties hereto.

7) This Agreement, the settlement payment, and the acceptance of the terms herein constitute the entire agreement and understanding concerning the subject matter between the parties and supersedes and replaces all prior negotiations, proposed agreements, written or oral. Each of the parties hereto acknowledges that no other party nor any agent or attorney of any other party has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof to induce it or him to execute this Agreement. Each party further acknowledges that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

8) If any legal action or proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

9) No modification or waiver of any provision of this Agreement and no consent by any party to any modification there from shall be effective unless such modification or waiver shall be in writing and signed by all parties hereto.

10) This Agreement shall be deemed to have been authorized by all parties jointly, and any ambiguity or interpretation regarding authorship shall not be construed against either party as the author of this Agreement.

11) Should any provision of this Agreement be void or unenforceable for any reason, such provision shall be deemed omitted and this Agreement, with such provision omitted, shall remain in full force and effect.

12) All parties hereto agree that they have entered into this Agreement of their own free will and accord, with no duress or undue influence.

13)  The  parties  shall  bear  their  own  costs  and  expenses.

14) Wells hereby agrees to cooperate with TTC's new management in developing and pursuing TTC's business.

15) Wells hereby irrevocably appoints the Secretary of TTC as his agent in fact to execute, acknowledge and deliver any and all further documents or instruments that may be reasonably required to give full force and effect to the terms and provisions of this Agreement.

16) Any controversy, claim or dispute arising out of or resulting from this Agreement, or the breach thereof, that cannot be resolved by negotiation, shall be resolved by arbitration, to be held in New York, New York in accordance with the rules and regulations of the American Arbitration Association. Failure of a party to participate or cooperate shall constitute grounds for default judgment. The arbitrator shall award legal fees and costs to the prevailing party. The decision of the arbitrator shall in each case, including awards and the allocation of costs, be final and binding upon the parties. Judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction thereof.

17) This Settlement Agreement may be executed in two or more counterparts, each of which, when taken together, shall constitute one original document. The execution of this Settlement Agreement may be evidenced by the transmission of telecopied or facsimile signatures, which will have full binding and legal effect.



     IN WITNESS WHEREOF, the parties hereto shall be deemed to have executed this Agreement on the date and year first written above.

WELLS:                         TTC:
/s/ Stephen B. Wells           /s/ James A. Tilton
--------------------           --------------------------
Stephen  B.  Wells             Twistee Treat Corporation
                               By:
                               James A.  Tilton,  Acting  President

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